USE OF V-Go® WEARABLE INSULIN DELIVERY DEVICE BY ADVANCED PRACTITIONERS DEMONSTRATED IMPROVED CLINICAL BENEFITS IN PATIENTS WITH TYPE 2 DIABETES UNCONTROLLED ON MULTIPLE DAILY INJECTIONS OF INSULIN

Amanda Patricia Wakim[1] • Melissa Doyle[2] • John Sink II[3] • Adrienne Spence[4] • Jamie Brewer[5] • Carla Nikkel[6]

BACKGROUND & OBJECTIVE

- Optimal insulin therapies for patients with diabetes should mimic the body's physiological release of insulin by providing fasting and prandial coverage.
- Basal-bolus Insulin regimens consisting of multiple daily injections (MDI) of insulin can be complex and impact daily living.
- Simplifying insulin delivery has been shown to improve adherence to therapy and result in better glycemic control.
- V-Go is an easy to use, wearable insulin device that provides fasting and prandial coverage without the need for MDI.
- The objective of this analysis was to evaluate the experience of Advanced Practitioners when using V-Go in place of insulin pens or syringes for basal-bolus therapy in patients with uncontrolled type 2 diabetes to determine if simplifying insulin delivery would provide clinical benefit.

METHODS

- In this analysis, electronic medical records were used to identify patients with suboptimal glycemic control (A1C ≥ 7% and ≤ 14%) and switched to insulin delivery with V-Go to evaluate change in A1C, insulin total daily dose (TDD) and weight compared to prior basal-bolus regimen.
  - This evaluation is a sub-analysis of a larger study conducted in 283 patients.
- Paired t-tests were used to compare outcomes to baseline.

V-Go WEARABLE INSULIN DELIVERY[1]

- V-Go is applied like a patch, worn for 24 hours and is cleared for use by an adult patient requiring insulin. Designed with patients with type 2 diabetes in mind.
- V-Go delivers a continuous preset basal rate of insulin and provides on-demand bolus dosing at mealtimes using one insulin type (a U-100 fast acting).
- V-Go is available in 3 basal dose options (V-Go 20, V-Go 30 and V-Go 40) each option includes an additional 36 units of insulin for bolus dosing.

IMPORTANT RISK INFORMATION:
If regular adjustments or modifications to the basal rate of insulin are required in a 24-hour period, or if the amount of insulin used at meals requires adjustments of less than 2-Unit increments, use of the V-Go Disposable Insulin Delivery Device may result in hypoglycemia. The following conditions may occur during insulin therapy with V-Go: hypoglycemia (low blood glucose) or hyperglycemia (high blood glucose). Other adverse reactions associated with V-Go use include skin irritation from the adhesive pad or infections at the infusion site. V-Go should be removed before any magnetic resonance imaging (MRI) testing.

RESULTS

Baseline Characteristics	All Patients N=159
Age, years	60 ± 11
Weight, kgs	100 ± 21
BMI, kg/m²	34.9 ± 6.6
A1C, %	9.1 ± 1.5
Insulin Basal, U/day	52 ± 34
Insulin Basal, U/day range	10 to 200
Insulin TDD, U/day	87 ± 47
Insulin TDD, U/day range	19 to 290
Insulin Injections, #/day	4.3 ± 0.5
Concomitant Meds**	109 (69)
Metformin	67 (42)
GLP-1 Receptor Agonist	33 (21)
SGLT-2 Inhibitor	25 (16)
DPP-4 Inhibitor	18 (11)
Sulfonylurea	15 (9)
DPP-4 Inhibitor/Metformin	4 (3)

Data are n (%) or mean ± SD unless otherwise noted
**Concomitant meds prescribed in ≤ 1% of population not shown


3 month
7 month
Change in A1C (%) on V-Go
-1.11*
-1.13*


Insulin (U/day) Before and On V-Go
87*
52*
32*
34*
35*
35*
22*
24*
25*
54*
58*
61*
Basal
Prandial
TDD
Baseline
V-Go Start
3 Months
7 months

N=159
*P<0.0001 compared to baseline
Duration rounded to month and represents mean duration.
5 patients were prescribed supplemental basal insulin with V-Go which is included in basal and TDD U/day


Fluid
One insulin*
Fluid
1
2
3
4

V-Go Wearable Insulin Delivery[1]

1. Start Button
Inserts the 4.6 mm, 30 gauge needle and begins the 24-hour preset basal rate

2. Bolus Ready & 3. Bolus Delivery Buttons
On-demand bolus is manually activated using 2 buttons
Each click of the Bolus Delivery Button delivers 2 U of insulin

4. Needle Release Button
Slide and push to retract needle after 24 hours.
Replace with a new V-Go.

*Fill with U-100 fast-acting insulin

1. V-Go Instructions for Patient Use. Valeritas, Inc., 2018.

SUMMARY & CONCLUSIONS

- In patients previously prescribed basal-bolus MDI regimens, switching to insulin delivery with V-Go resulted in significant reductions in A1C (>1% compared to baseline) at 3 months and 7 months.
- Both basal and prandial doses were significantly reduced when starting V-Go (38 and 37% compared to baseline, respectively) and after 7 months 30% less total insulin was prescribed compared to baseline MDI regimen.
- Change in weight was <1 kg at both time points (+0.90 kgs, P<0.012 and +0.86 kgs, P=0.366, respectively).
- Switching to insulin delivery with V-Go proved clinically beneficial compared to prior basal-bolus MDI therapy.

1. Wheeling Hospital Endocrinology, Wheeling, WV • 2. Progressive Diabetes Care, Erwin, NC • 3. The Jones Center for Diabetes, Macon, GA • 4. Innovative Health Solutions, Picayune, MS • 5. The Diabetes and Endocrine Center of Mississippi, Jackson, MS • 6. Valeritas, Inc. Bridgewater, NJ

Funding Provided by Valeritas, Inc.
Metabolic Endocrine Summit, San Diego, CA. August 2018